Exhibit 10.25

Certain confidential information contained in this exhibit, marked by brackets, has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) would be competitively harmful if disclosed.

MASTER LICENSING AGREEMENT

THIS MASTER LICENSING AGREEMENT dated this October 6, 2020 is made between:

SUNCOR ENERGY INC., a corporation existing under the laws of Canada and having its registered office at P.O. Box 2844, 150 6th Avenue S.W., Calgary, Alberta T2P 3E3 (hereinafter referred to as “Suncor”); and

LANZATECH, INC., a company duly incorporated in the United States of America and having its registered office at Corporation Trust Centre, 1209 Orange Street, Wilmington 19801, Delaware, USA (hereinafter referred to as “LanzaTech”),

(collectively referred to as the “Parties” or individually as a “Party” as the context may require).

WHEREAS

A.	Suncor is engaged in the business of exploration and production of hydrocarbons.
B.

LanzaTech is a technology provider specializing in the development and commercialization of technologies for the production of low-carbon fuels and chemicals and has developed a proprietary gas fermentation platform for the production of alcohols and chemicals from industrial waste gases and synthesis gases that contain CO, H2 and CO2, or combinations thereof.

C.	[***].
D.

In consideration of Suncor’s support of such project, the payment of the licensing fees described herein, and other valuable consideration, LanzaTech is willing to license to Suncor certain proprietary technology, [***], for commercial exploitation by Suncor on the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual benefits to be derived hereunder, the Parties agree as follows:

Article 1

Definitions and Interpretation

1.1	The following words and expressions shall have the following meanings:
(a)	“Additional Facilities” means commercial production facilities that practice the Licensed Subject Matter to perform a Process to produce a Product, and that are not Paid Up Facilities.
(b)

“Affiliate” means a company or corporation or other entity which directly or indirectly owns or controls, is controlled by, or is under common control with, a Party. For the purpose of this definition, “control” or “controlled” means the possession of either (i) at least fifty percent (50%) of the issued share capital of the

Party where such Affiliate is a corporation or (ii) the right to at least fifty (50%) of the assets of the non-corporate entity upon dissolution.

(c)	“Aggregate Facility Production” means the aggregate Facility Production Amount of all commissioned Paid Up Facilities.
(d)

“Agreement” means this agreement, the Schedules and any appendices which are incorporated into this Agreement by reference, and any variation, amendment or supplement in writing as may be agreed by the Parties from time to time.

(e)	“Basic Engineering Services” means [***], to the extent the same may be required for the Licensed Facility encompassing any Licensed Subject Matter.
(f)

“Claim(s)” mean any one or more of: loss, damage, cost, expense, disbursement, penalty, fine, claim, demand, action, proceeding, interest, statutory obligation, liability, suit, judgment, award, decree, determination, adjudication, unpaid Tax of any kind (including withholding Tax), cost of investigation and any type of fee (including legal fees, on a solicitor-and-own-client basis).

(g)

“Commencement Date” means, with respect to a Licensed Facility, the date when Suncor or its Affiliate or its Sublicensee, as the case may be, first introduces Feedstock into the reactor system for a Licensed Facility with the intent of producing a Product.

(h)	“Commercial License” has the meaning ascribed thereto in Article 3.1.
(i)	“Co-Venturer” means, in connection with a Joint Venture that is unincorporated and without separate legal personality, an entity that has legal ownership of the assets of the Joint Venture.
(j)	“Effective Date” means the date of execution of this Agreement.
(k)

“Environmental Laws” means all applicable international, federal, provincial, territorial, municipal or local treaties, conventions, laws, statutes, regulations, orders, by-laws, governmental decrees or ordinances relating to fisheries, health and safety, the protection or preservation of the environment or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of hazardous substances.

(l)	“[***]” means [***].
(m)	“Ethanol Byproduct” means any product other than ethanol that is generated by means of the practice of the Licensed Subject Matter in a Licensed Facility in order to create ethanol.
(n)

“Event of Force Majeure” means any cause affecting the performance of this Agreement arising from or attributable to any acts, events, nonhappenings, omissions or accidents beyond the reasonable control of the Party to perform and in particular but without limiting the generality thereof, shall include, civil commotion, riot, invasion, war, threat of or preparation for war, fire, explosion, storm, flood, earthquake, subsidence, epidemic or pandemic caused by disease or infection, or other natural physical disaster, impossibility of the use of railways, shipping, aircraft, motor transport, or other means of public or private transport, or political interference with the normal operation of either Party.

(o)	“Excess Production” means the number of bbls/day of ethanol for which the Aggregate Facility Production is in excess of [***] during the relevant Quarterly Period.
(p)	“Expiration Date” means [***].
(q)	“Facility Production Amount” means the average production per day of ethanol of the relevant Paid Up Facility during the relevant Quarterly Period.
(r)

“Feedstock” means any type of feedstock, including but not limited to (i) industrial off-gases and (ii) forestry waste, agricultural waste, and municipal and industrial waste that will be pyrolyzed or gasified.

(s)	“Feedstock Gas Cost” means the cost to supply, procure, sort and aggregate the biomass feedstock for production of the relevant Product(s).
(t)

“Gross Negligence” means: (i) a marked and flagrant departure from the standard of conduct of a reasonable person acting in the circumstances at the time of the alleged misconduct, or (ii) such wanton and reckless conduct or omissions as constitutes in effect an utter disregard for harmful, foreseeable and avoidable consequences, and does not include any act or failure to act insofar as it: (i) constituted mere ordinary negligence or (ii) was done or omitted in accordance with the express instructions or approval of all Parties.

(u)

“Improvements” means Technical Information or Intellectual Property Rights that result or arise from the exercise of the Commercial License, that are based upon or incorporate Licensed Subject Matter or are used in the design, construction or debugging of those portions of a Licensed Facility that relate to gas fermentation, including any Process, that may be developed by or under the authority of Suncor, its Affiliate or its Sublicensee.

(v)

“Intellectual Property” means any or all of the following and rights in, arising out of, or associated therewith: (a) all Patent Rights and (b) all intellectual property rights in trade secrets and other Technical Information; but shall exclude all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefore anywhere in the world.

(w)	“[***]” has the meaning ascribed thereto [***].
(x)	“Joint Venture” means an arrangement, including a partnership, limited partnership, corporation or other body corporate, limited liability company, trust or unincorporated joint venture established for the purpose of conducting activities related to operating one or more joint venture assets in which Suncor, or an Affiliate of Suncor, has at least a 25% ownership interest or acts as operator thereof.

(y)	“LanzaTech Indemnitees” means LanzaTech, its Affiliates and their respective Personnel.
(z)	“Licensed Facility” or “Licensed Facilities” means one or more of the Paid Up Facilities and/or Additional Facilities, as the context may require.
(aa)

“Licensed IP” means (i) any Intellectual Property owned or sublicensable by LanzaTech, from time to time, that is necessary or useful to the creation of Products through the practice of a Process and (ii) any Intellectual Property owned or sublicensable by LanzaTech, from time to time, necessary to design, construct, debug, operate and maintain any Licensed Facilities, including but not limited to the Patent Rights set out in Schedule C, subject to any conditions or restrictions under which LanzaTech has the right to grant licenses, immunities or licensing rights to such Intellectual Property.

(bb)

“Licensed Subject Matter” means, individually and collectively, the Licensed IP, the Licensed Technical Information, and any Improvements assigned or licensed to LanzaTech under Article 4.1 of this Agreement.

(cc)

“Licensed Technical Information” means (i) Technical Information owned or sublicensable by LanzaTech, from time to time, that is necessary or useful to the creation of Products through the practice of a Process, and (ii) any Technical Information owned or sublicensable by LanzaTech, from time to time, necessary to design, construct, debug, operate and maintain any Licensed Facilities, subject to any conditions or restrictions under which LanzaTech has the right to grant licenses, immunities or licensing rights to such Intellectual Property.

(dd)

“Net Revenue” means, with respect to any Licensed Facility for any whole Quarterly Period immediately prior to the date of calculation, under IFRS or GAAP standards, as applicable and generally applied by Suncor or the applicable Sublicensee, either:

(i)	[***], and/or
(ii)	[***].
(ee)	“Other Variable Costs” means the cost attributable to [***].
(ff)	“One-Time Paid-Out Royalty” means [***].
(gg)

“Patent Rights” means all patents and utility models and applications therefor and all national phase entries, reissues, divisionals, substitutions, reexaminations, renewals, extensions, provisionals, supplementary protection certificates, continuations and continuations-in-part thereof, and equivalent or similar registered rights anywhere in the world.

(hh)	“Paid Up Facilities” means up to four (4) commercial production facilities that practice the Licensed Subject Matter to perform a Process to produce a Product.
(ii)	“Person(s)” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.
(jj)	“Personnel” means the employees, agents and contractors of a Person.
(kk)

“Process” means any process existing or created during the Term of this Agreement that is a gas fermentation process that uses a microbe or other biological agent or any other process that converts Feedstock into a feed for such gas fermentation process, in each case that is made available commercially to customers by LanzaTech or its Affiliates or is otherwise ready for commercial deployment in LanzaTech’s sole discretion, and any other equipment, media, apparatus, and process control for carrying out such process.

(ll)	“Product” shall mean any fuel or chemical or other finished product produced in a Licensed Facility by means of a Process.
(mm)

“Quarterly Period” means each three-month period every calendar year commencing on January 1, April 1, July 1 and October 1 starting with the three-month period containing the Commencement Date for the first Licensed Facility.

(nn)	“Reduced Royalty” means, [***]
(oo)	“Reduced Royalty Rate” means [***].
(pp)	“Schedules” means the schedules of this Agreement.
(qq)	“Suncor Indemnitees” means Suncor, its Affiliates and their respective Personnel.
(rr)	“Sublicense” means a sublicense of the Commercial License permitted under this Agreement between Suncor and a Sublicensee.
(ss)	“Sublicensee” means a sublicensee under a permitted Sublicense.
(tt)	“Support Milestone” means [***].
(uu)

“Tax” or “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any governmental authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

(vv)

“Technical Information” means any and all technology, information, materials, products and services, including without limitation, all trade secrets, know-how, techniques, inventions (whether or not patentable) algorithms, formulas, databases, works of authorship, processes, devices, prototypes, schematics, test methodologies, documentation, data, methods, manufacturing information and research materials; but shall exclude any Intellectual Property therein.

(ww)	“Term” has the meaning ascribed thereto in Article 2.1.
(xx)	“Variable Costs” means [***]
1.2	The following rules apply unless the context requires otherwise.
(a)	Headings are for convenience only and do not affect interpretation.
(b)	A reference to:
(i)	a singular word includes the plural, and vice versa;
(ii)	legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;
(iii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;
(iv)	a Party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that Party;
(v)	anything (including a right, obligation or concept) includes each part of it;
(vi)	a word which suggests one gender includes the other gender;
(vii)	“Article” refers to the specified article in this Agreement, unless expressly noted otherwise; and
(viii)	all Schedules are integral parts of this Agreement and are fully incorporated into this Agreement.
(c)	No provision of this Agreement will be construed adversely against a Party on the ground that such Party was responsible for the preparation of this Agreement or that provision.
(d)	If there is any inconsistency between the provisions of this Agreement, then the order of precedence will be in descending order of priority as follows:
(i)	terms and conditions of this Agreement; and

(ii)	the Schedules.
(e)

Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

Article 2

Term

2.1

This Agreement will commence upon the Effective Date and will continue in effect until the earlier of the date [***], or such earlier date on which this Agreement is terminated in accordance with its express terms (“Term”).

2.2	The Parties may extend the Term of this Agreement subject to mutual written agreement.

Article 3

License

3.1	License.
(a)

The Commercial License in Article 3.1(b) is conditional upon: (i) LanzaTech Basic Engineering Services for the applicable Licensed Facility having been either completed or fully paid for by Suncor prior to the Expiration Date in accordance with the terms for the provision of such Basic Engineering Services as set out in Articles 3; and (ii) performance of the Support Milestone, [***].

(b)

Subject to compliance with the conditions set out in Article 3.1(a), LanzaTech hereby grants to Suncor and each Affiliate of Suncor the following license (the “Commercial License”): A worldwide, non-exclusive, transferable (solely in accordance with Article 12.4), sublicensable (solely in accordance with Article 3.5) license to the Licensed Subject Matter in order to: (a) manufacture, use and sell any Product; and (b) design, construct, debug, operate and maintain any Licensed Facilities

3.2	License Fees and Royalties.
(a)

Initial Fee. In connection with execution of the JD Agreement, Suncor paid LanzaTech an initial license fee of [***] on April 8, 2020. In consideration for such initial license fee, Suncor shall not be required to pay any royalties to LanzaTech in connection with the Commercial License for the production of ethanol at a Paid Up Facility that is not Excess Production. Suncor acknowledges that [***].

(b)

Ethanol. Subject to Article 3.3(b), production of ethanol (i) at the Additional Facilities and (ii) that is Excess Production at Paid Up Facilities will bear a running royalty equal to [***]. Such running royalty shall also be consideration for [***].

(c)

One-Time Paid Out Royalty Option for Ethanol. For any proposed Licensed Facility expected to bear running royalties under this Article 3.2(c), Suncor may alternatively elect, [***], to pay the One-Time Paid-Out Royalty [***].

(d)	Other Products. Subject to Article 3.3(b), production of any Product other than ethanol at any Licensed Facility will bear royalties [***].
(e)

Quarterly Statement. Following the end of each Quarterly Period but before the date [***] after the end of such Quarterly Period, Suncor shall calculate all royalties due under this Article 3.2 with respect to such Quarterly Period and provide LanzaTech with a statement of such calculation. Such calculation and the information used in such calculation shall be records to which Article 3.3(f) applies. Suncor shall pay all royalties calculated with respect to each Quarterly Period to LanzaTech within [***] after the end of such Quarterly Period or, in the case of a Licensed Facility operated by a Sublicensee, within [***] after the end of such Quarterly Period.

(f)

Records. Until [***] after the expiry or termination of this Agreement, Suncor will keep detailed and accurate records with respect to its and its Affiliates Licensed Facilities’ operations and ensure that each Sublicense contains a right for Suncor to obtain, and Suncor shall obtain, detailed and accurate records of its Sublicensees’ operations with respect to their Licensed Facilities, particularly all costs and records related to calculation of royalties, and tonnage of Product produced, used, sold or otherwise transferred at such Licensed Facility. At LanzaTech’s request, Suncor will furnish copies of such records to LanzaTech, including obtaining and furnishing copies of Sublicensees’ records to LanzaTech.

(g)

Inspection. Suncor shall keep the records referred to in Article 3.3(f) open to inspection and audit by LanzaTech (or its authorized representative), during normal business hours, and LanzaTech shall be entitled to take copies of or extracts from them. If such inspection or audit should reveal a discrepancy in the royalties paid from those payable under this Agreement, Suncor shall immediately make up the shortfall, plus interest on the amount of the shortfall at [***], and [***]. Such right of inspection of LanzaTech shall remain in effect for a period of [***] after the expiry or termination of this Agreement.

(h)

Certification. Within [***] of the end of each calendar year, Suncor shall submit to LanzaTech a written statement certified by Suncor’s auditors of the production tonnage and rates of Product produced by all Licensed Facilities in that year, incentives earned or credited in that year and the amount due to be paid for that year under this Article 3.3. If such statement shows that the amount paid by Suncor is less than the amount due, Suncor shall pay to LanzaTech within [***] of the submission of the statement an amount equivalent to [***].

(i)

Tax. Suncor shall pay [***] but otherwise LanzaTech shall be responsible for [***]. Notwithstanding the foregoing, [***]. LanzaTech shall not take any action that would render it ineligible under the applicable Canada-U.S. tax treaty for any applicable exemption from a requirement to withhold a Tax in connection with the payment of the royalties under this Agreement. As of the Effective Date, LanzaTech affirms that it is resident in the United States for United States federal income tax purposes, enjoys the benefits of being a “qualifying person” for the purposes of the Canada-U.S. tax treaty with respect to the royalties paid hereunder and is the beneficial owner of all royalties received by it under this Agreement. If LanzaTech ceases (i) to be a resident of the United States for federal income tax purposes (ii) to enjoy the benefits of being a “qualifying person” for the purposes of the Canada-U.S. tax treaty with respect to the royalties paid hereunder or (iii) to be the beneficial owner of royalties received by it under this Agreement, then [***]. LanzaTech’s invoice and other documents for payment by Suncor on which any Tax is chargeable shall separately indicate such Tax.

3.3	Most Favored Customer Pricing.
(a)

Physical supply of equipment and LanzaTech proprietary microbes and supply of Basic Engineering Services (together “LanzaTech Technology”) for any Licensed Facility, which the Parties agree [***], shall be made available for sale or license to Suncor, its Affiliates or its Sublicensees at the lowest price and on the most favored terms that LanzaTech and/or its Affiliates have offered, sold, or licensed such LanzaTech Technology, within the [***] preceding the date of purchase or license by Suncor, its Affiliate or its Sublicensee (or, if no reference terms are available within such [***] period, then [***].

(b)

If LanzaTech licenses all or part of the Licensed Subject Matter to an unrelated third party under similar conditions to any Licensed Facility or Licensed Facilities, and royalties paid per unit of a Product by such unrelated third party in consideration of such license are less than the royalties paid by Suncor per unit of the same Product in consideration of the Commercial License, then LanzaTech will agree at Suncor’s written request to [***].

3.4	Engineering Services. The fees charged for Basic Engineering Services by LanzaTech in connection with a Licensed Facility will be [***].
3.5	Sublicensing.
(a)

Suncor shall have the right to grant a non-sublicensable sublicense under the Commercial License to the Joint Ventures and Co-Venturers (in connection with the applicable Joint Ventures only) of Suncor and its Affiliates. Such sublicense shall be non-transferable except in accordance with Article 3.5(d) of this Agreement.

(b)

Suncor must ensure that such Sublicensee complies with the terms of this Agreement and Suncor is responsible for any breach of the terms of this Agreement by any of its Sublicensees as if the obligations of Suncor under this Agreement are obligations on such Sublicensees.

(c)

Prior to Sublicense execution, Suncor shall provide LanzaTech a certification that the Sublicense complies with the terms and conditions of this Agreement, including through the inclusion between Suncor and Sublicensee of the provisions of the Articles of this Agreement set out in Schedule B.

(d)

If this Agreement is terminated for any reason, Suncor shall immediately assign and does hereby assign all of its right, title and interest to all Sublicenses to LanzaTech, including the right to receive income thereunder. If the Commercial License is terminated under this Agreement with respect to any Licensed Facility or Licensed Facilities operated by a Sublicensee, Suncor shall immediately assign and hereby does assign all of its right, title and interest to the Sublicense or Sublicenses to LanzaTech, including the right to receive income thereunder, in respect of such Licensed Facility or Licensed Facilities.

(e)	Suncor will collect all payments which are due to LanzaTech as a result of Suncor sublicensing its rights under the provisions of this Agreement.
3.6

No Other Grant of Rights. Except as expressly provided herein, nothing in this Agreement will be construed to confer any ownership interest, license or other rights upon Suncor by implication, estoppel or otherwise as to any technology, intellectual property rights or products of LanzaTech, or any other entity.

Article 4

Grant-Back; Ownership of Intellectual Property

4.1

Suncor will assign and does hereby assign to LanzaTech all of Suncor’s right, title, and interest in and to all Improvements. Suncor will cause any Affiliate or Sublicensee exercising the Commercial License to assign to LanzaTech all of their right, title and interest in and to all Improvements. If, according to applicable laws or applicable contractual rights held by an unrelated third party that are existing and in effect prior to the Effective Date, any Improvements cannot be assigned to LanzaTech, Suncor will grant and hereby does grant, or if necessary will make commercially reasonable efforts to cause the granting, to LanzaTech or its nominated Affiliate a perpetual, irrevocable, fully paid, exclusive license for use throughout the world, with the right to sublicense, with respect to such non-assignable rights for all applications and purposes.

4.2

LanzaTech warrants that, on the Effective Date, the assignment of Improvements required by LanzaTech under Section 4.1 is a requirement consistent with the execution of LanzaTech’s global strategy for the commercialization of its Licensed IP and Licensed Technical Information.

4.3

LanzaTech covenants that it will use [***] to obtain in future commercial licenses to third party licensees of its Licensed IP and Licensed Technical Information for the commercial production of fuels and/or chemicals (“Third Party Licensees”) entered into by LanzaTech an assignment of such Third Party Licensees’ improvements to the relevant Licensed IP and Licensed Technical Information consistent with LanzaTech’s global strategy referred to in Article 4.2.

4.4

To the extent that LanzaTech enters into a commercial license with any Third Party Licensee that does not contain an assignment of improvements referred to in Article 4.3, then LanzaTech shall require that the Third Party Licensee pay reasonable compensation or other valuable consideration, which may consist of [***]. Upon written request by Suncor, which may be made no more than [***], LanzaTech will provide within [***] an executed officer’s certificate stating whether or not LanzaTech is in compliance with Sections 4.3 and 4.4 and the circumstances of any non-compliance, subject only to applicable confidentiality obligations that apply to LanzaTech.

Article 5

Confidential Information

5.1	“Confidential Information” means:
(a)

all information of a confidential nature (in any form or media including, without limitation, documents, electronic files, prints, reproductions, designs, drawings, specifications, programs and Technical Information residing in any of these said documents) disclosed by or on behalf of a Party (the “Disclosing Party”) to the other Party or its Affiliate or Sublicensee (the “Receiving Party”); and

(b)

all information (in any form or media) disclosed by or on behalf of the Disclosing Party to the Receiving Party verbally or in any other mode, which may reasonably be regarded by the Receiving Party as being confidential regardless of whether such information has been explicitly or tacitly identified as being secret or confidential (whether as a result of the nature of the information itself or the circumstances of its disclosure);

in connection with this Agreement whether before or after the Effective Date of this Agreement, including without limitation, Licensed Subject Matter, compositions of matter, business plans, finances, marketing plans, design of plants and facilities, customers or prospects. The terms of this Agreement shall be considered the Confidential Information of both Parties.

Confidential Information does not include information that is:

(c)

at the time of its disclosure by the Disclosing Party, already in the public domain or which subsequently enters the public domain other than by breach of the terms of this Agreement by the Receiving Party;

(d)

already known to the Receiving Party (as evidenced by written records) at the time of its disclosure by the Disclosing Party and was not otherwise acquired by the Receiving Party from the Disclosing Party under any obligations of confidence;

(e)

at any time after the date of this Agreement acquired by the Receiving Party from a third party having the right to disclose the same to the Receiving Party without breach of obligation owed by that third party to the Disclosing Party; or

(f)	independently developed by the Receiving Party outside the scope of this Agreement.
5.2

Non-disclosure. Neither Party shall at any time for a period of [***] from the date of disclosure of the particular Confidential Information to the Receiving Party or the date that is [***] after the expiration or termination of the Term, whichever is later, (i) disclose to any other third person or third party unless the third party must access the Confidential Information to perform in accordance with this Agreement and the third party has executed a written agreement that contains terms substantially similar to the terms contained in this Article 5 or (ii) use for any purpose except as contemplated by this Agreement, any Confidential Information which has been disclosed by either Party to the other under or pursuant to this Agreement, and each Party shall use reasonable efforts to keep all such Confidential Information confidential (whether it is marked as such or not), except as authorized by this Article 5. LanzaTech will not be precluded from practicing the Developed Technology by this Article 5. Suncor will not be precluded from practicing the Licensed Subject Matter by this Article 5 so long as such practice is in accordance with the other provisions of this Agreement.

5.3	Authorized disclosure. A Receiving Party may disclose the Confidential Information of a Disclosing Party if:
(a)	required to be disclosed by applicable law or order of a court of competent jurisdiction or government department or agency, subject to compliance with Article 5.5;
(b)	approved in writing by the Disclosing Party to be disclosed by the Receiving Party to a third party; or
(c)

reasonably required by a third party for construction, design, debugging, maintenance, operation, repair of or other work or offers to work in connection with a Licensed Facility provided that such third party is bound by a legal obligation to maintain the confidentiality of such Confidential Information on terms substantially as restrictive as those in this Article 5 or as otherwise agreed by the Parties in any applicable engineering agreement for a Licensed Facility.

5.4

Disclosure to Affiliates. Either Party may disclose any Confidential Information to any of its Affiliates for the purpose of discharging its duties and obligations or exercising its rights under this Agreement, which are obligated to hold such information in confidence. Receiving Party will be responsible for breaches of this Article 5 caused by the acts or omissions of Receiving Party’s Affiliates which acts and omissions will be deemed those of Receiving Party.

5.5

Disclosure required by law. In the event that Receiving Party is required by law or order of a court of competent jurisdiction or government department or agency to disclose any Confidential Information, the Receiving Party shall to the extent permitted by law or court order, provide Disclosing Party with prompt written notice of same so that Disclosing Party may either seek a protective order or other appropriate remedy. In the event that such protective order or other appropriate remedy is not obtained, Receiving Party will furnish only that portion of the Confidential Information of the Disclosing Party which in the reasonable opinion of its legal counsel is legally required and will exercise its reasonable efforts (not including any financial obligation) to obtain reliable assurance that the Confidential Information so disclosed will be accorded confidential treatment.

5.6	Press releases and public announcements. All press releases and public announcements relating to this Agreement can only be made by a Party subject to the other Party’s express written consent.
5.7

Return of Confidential Information. A Disclosing Party may at any time after termination of this Agreement request in writing that the Receiving Party return or destroy (and to certify in writing that it has so destroyed) any or all copies of, or material (in whatever form) in its possession or control which embodies the Disclosing Party’s Confidential Information (unless required by law to be retained). The Receiving Party must promptly comply with such request. On receipt of any such request any right to use the Confidential Information of the Disclosing Party that is described in that notice will cease. Notwithstanding the foregoing, each Receiving Party is entitled to keep one copy of any analyses, compilations, studies and other documents prepared by it which may contain the Confidential Information of the Disclosing Party solely for their own internal records and not for use for any other purpose, and LanzaTech is entitled to retain information regarding the Developed Technology and use the same within the scope of its rights thereto. The Receiving Party must treat any such copy kept by it as Confidential Information which is subject to the terms of this Agreement.

Article 6

Indemnities and Liabilities

6.1	Representations and Warranties.
(a)	Each Party represents and warrants as of the Effective Date that it has the right and authority to enter into this Agreement.
(b)	LanzaTech represents and warrants that it has all right, title and interest to the Licensed Subject Matter necessary for it to grant the Commercial License hereunder.
6.2

Notice of Infringement. If during the term of this Agreement, any suit or action is commenced or threatened against Suncor or its Sublicensee based upon a claim or allegation that the use of the Licensed Subject Matter as contemplated in this Agreement infringes any third party’s Intellectual Property, Suncor will promptly inform LanzaTech in writing.

6.3

LanzaTech IP Infringement Claims. LanzaTech shall indemnify and, at its own expense, defend or settle and hold harmless the Suncor Indemnitees and their respective successors, heirs and assigns from and against any Claim alleging that the Licensed Subject Matter licensed under this Agreement infringes such third party’s Intellectual Property

(“Infringement Claim”), provided that this obligation shall be proportionately reduced to the extent:

(a)	any such Infringement Claim alleges an infringement through the use of the Licensed Subject Matter in a manner not contemplated in this Agreement;
(b)

the Infringement Claim derives from the operation of the Licensed Facility outside the designs, specifications, and procedures of the engineering agreement entered into in connection therewith or as required by LanzaTech’s basic engineering design package or Licensed Technical Information, except as otherwise approved in writing by LanzaTech;

(c)

the Infringement Claim derives from a change to the Licensed Subject Matter made by or on behalf of Suncor or its Affiliate or Sublicensee(s), which was not previously approved by LanzaTech in writing; or

(d)	any Infringement Claim is made by Suncor, its Affiliates or its Sublicensees, or any of their respective Personnel.
6.4

Settlement of Infringement Claims. LanzaTech shall have the sole authority to settle any Infringement Claim for which the indemnity in Article 6.3 is available. In settling any such Infringement Claim, LanzaTech shall use [***] to acquire necessary license rights to avoid future infringements by the Licensed Subject Matter; and/or propose modifications to the Licensed Subject Matter which could avoid any such future infringements. Suncor shall reasonably accept, and procure that any applicable Affiliate or Sublicensee reasonably accept, the proposed modifications provided that such modifications shall be made in such a manner so as not to materially impact the ability of the Licensed Facility to produce a Product nor materially impact the cost to Suncor or its Sublicensee of operating the Licensed Facility. Suncor shall not and shall cause its Affiliates and Sublicensees not to settle or compromise any Infringement Claim without LanzaTech’s consent. LanzaTech shall not settle or compromise an Infringement Claim without Suncor’s consent if such settlement or compromise obliges Suncor to pay any money in excess of the cap for such Infringement Claims in Article 6.11(d) or imposes any other obligation on Suncor not contemplated by this Article 6.4.

6.5

Additional Indemnification by LanzaTech. LanzaTech shall indemnify, defend and hold harmless the Suncor Indemnitees and their respective successors, heirs and assigns from and against any Claim based upon, arising out of, or otherwise relating to a breach of its confidentiality obligations hereunder, Gross Negligence or intentional misconduct by LanzaTech or its Affiliates, or their Personnel, in connection with their actions or omissions pursuant to this Agreement.

6.6

Indemnification by Suncor. Suncor shall indemnify, defend and hold harmless the LanzaTech Indemnitees and their respective successors, heirs and assigns from and against any Claim based upon, arising out of, or otherwise relating to (i) a breach of Suncor’s confidentiality obligations hereunder, (ii) Gross Negligence or intentional misconduct by Suncor or its Affiliates or Sublicensees, or their Personnel, in connection with their actions or omissions pursuant to this Agreement, including without limitation any such cause of action relating to product liability concerning any Product, process or service made, used or sold pursuant to any right or license granted under this Agreement or (iii) any act or omission of Suncor or its Affiliates or Sublicensees or their respective Personnel in respect of any breach of the Environmental Laws.

6.7

Notification of Claims. The Party seeking indemnification hereunder shall promptly notify the indemnifying Party of the details of the indemnity claim; not make any admission in relation to the indemnity claim; allow the indemnifying Party to have conduct of the defense or settlement of the matter that is the subject of the indemnity claim (provided that the indemnified Party is entitled to have its own counsel participate in any such defense or settlement at its own cost and expense); and give the indemnifying Party all reasonable assistance (at indemnifying Party’s expense) in dealing with the matter that is the subject of the indemnity claim. The indemnified Party’s failure to perform any obligations under this Article 6.6 shall not relieve the indemnifying Party of its obligations under Article 6 except to the extent the indemnifying Party can demonstrate that it has been prejudiced as a result of such failure.

6.8

Defense of Claims. LanzaTech shall defend against any Claims brought or filed with respect to the subject of the indemnity contained in Article 6.3 or 6.5, whether or not such actions are rightfully brought. Suncor shall defend against any Claims brought or filed with respect to the indemnity contained in Article 6.6, whether or not such actions are rightfully brought. The indemnified Party is entitled to have its own counsel participate in any action or settlement in connection with this Article 6 at its own cost and expense.

6.9

Disclaimer of Warranties. EXCEPT AS PROVIDED IN THIS ARTICLE 6 ABOVE, LANZATECH AND ITS AFFILIATES MAKE NO REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE), WITH RESPECT TO THE VALIDITY, ENFORCEABILITY AND SCOPE OF ANY OF THE LICENSED SUBJECT MATTER, THE ACCURACY, COMPLETENESS, SAFETY, USEFULNESS FOR ANY PURPOSE OR LIKELIHOOD OF SUCCESS OF THE LICENSED SUBJECT MATTER OR ANY OTHER LANZATECH TECHNOLOGY, TECHNIQUES, MATERIALS, METHODS, PRODUCTS, PROCESSES OR PRACTICES AT ANY TIME MADE AVAILABLE BY LANZATECH, AND SUBJECT TO THE PROVISIONS AGREED HEREIN, LANZATECH SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OR TRADE PRACTICE AND ALL OTHER WARRANTIES AND CONDITIONS OF NONINFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OR ANY OTHER RIGHTS.

6.10	Caps on liability.
(a)	THE LIABILITIES EXPRESSLY ASSUMED BY LANZATECH UNDER THIS AGREEMENT SHALL BE LANZATECH’S ONLY LIABILITY UNDER OR IN RELATION TO THIS AGREEMENT, AND SUNCOR HEREBY RELEASES

LANZATECH AND ITS AFFILIATES FROM ANY AND ALL OTHER SUCH LIABILITY AND CLAIMS OF LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE.

(b)

EXCEPT FOR ROYALTIES OWING FROM SUNCOR TO LANZATECH UNDER THIS AGREEMENT, SUNCOR’s AGGREGATE MAXIMUM TOTAL LIABILITY UNDER THIS AGREEMENT BOTH AT CONTRACT AND AT LAW, INCLUDING, BY WHATEVER CAUSE INCLUDING NEGLIGENCE, SHALL IN NO EVENT EXCEED [***] (“SUNCOR GENERAL CAP”). THE SUNCOR GENERAL CAP WILL NOT APPLY TO LOSS OR DAMAGE (1) [***], (2) [***], OR (3) [***].

(c)

EXCEPT WHERE ARTICLE 6.10(D) APPLIES, LANZATECH’S MAXIMUM AGGREGATE TOTAL LIABILITY UNDER THIS AGREEMENT, BOTH AT CONTRACT AND AT LAW, BY WHATEVER CAUSE INCLUDING NEGLIGENCE, SHALL IN NO EVENT EXCEED [***];

PROVIDED THAT, FOR ANY ONE LICENSED FACILITY, LANZAECH’S MAXIMUM AGGREGATE TOTAL LIABILITY UNDER THIS AGREEMENT AND ANY RELATED ENGINEERING, PERFORMANCE GUARANTEE, SUPPLY OR OTHER AGREEMENT FOR SUCH FACILITY, BOTH AT CONTRACT AND AT LAW, BY WHATEVER CAUSE INCLUDING NEGLIGENCE, FOR ANY CLAIMS ARISING OUT OF OR RELATING TO SUCH LICENSED FACILITY, SHALL IN NO EVENT EXCEED [***] (“LANZATECH GENERAL CAP”).

THE LANZATECH GENERAL CAP WILL NOT APPLY TO LOSS OR DAMAGE (1) [***], (2) [***], OR (3) [***].

(d)	NOTWITHSTANDING THE FOREGOING, LANZATECH’S AGGREGATE MAXIMUM TOTAL LIABILITY FOR All CLAIMS UNDER ARTICLE 6.3 SHALL IN NO EVENT EXCEED [***].
6.11	Limitation on liability.
(a)

EXCEPT AS PROVIDED IN LANZATECH’S PROCESS PERFORMANCE GUARANTEE AS APPLICABLE TO ANY LICENSED FACILITY OR AS CONTEMPLATED IN AN INDEMNIFICATION OBLIGATION IN THIS AGREEMENT, LANZATECH SHALL HAVE NO LIABILITY WHATSOEVER UNDER THIS AGREEMENT TO SUNCOR, ITS AFFILIATES OR SUBLICESEES OR ANY OTHER PERSON FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED ON SUNCOR, ANY AFFILIATE OR SUBLICESEE OR ANY OTHER PERSON ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THE CONSTRUCTION, USE, OPERATION, OR MAINTENANCE OF ANY LICENSED FACILITY OR

THE MANUFACTURE, USE, OFFER FOR SALE, SALE OR IMPORT OF PRODUCT OR BY-PRODUCT OR THE PRACTICE OF THE LICENSED SUBJECT MATTER OR THE USE OF OR ANY ERRORS OF OMISSIONS IN ANY LANZATECH TECHNICAL INFORMATION. NOTHING HEREIN SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY LANZATECH THAT SUNCOR’S SPECIFIC IMPLEMENTATION OF THE LICENSED SUBJECT MATTER WILL BE SUCCESSFUL

(b)

EXCEPT AS SET OUT IN SECTION 6.11(C), NO PARTY NOR ITS EMPLOYEES NOR ITS AFFILIATES, JOINTLY OR SEVERALLY, SHALL BE RESPONSIBLE OR LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY UNDER THIS AGREEMENT FOR ANY KIND OF INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY TYPE OF LOSS OR DAMAGE, LOSS OF PRODUCTION, LOSS OF PRODUCT, LOSS OF USE, LOSS OF ANTICIPATED PROFITS, INCREASED EXPENSE OF OPERATION, OR FEEDSTOCK LOSS OR USE, REGARDLESS OF CAUSE AND EVEN IF SUCH LOSS OR DAMAGE IS CAUSED BY ANY OF THEIR SOLE OR CONTRIBUTORY OR ACTIVE OR PASSIVE NEGLIGENCE OR OTHER LEGAL FAULT, AND THE OTHER PARTY HEREBY RELEASES EACH OF THE FOREGOING FROM ANY AND ALL SUCH LIABILITY. THE LIMITATIONS IN THIS ARTICLE 6.11(B) SHALL NOT APPLY TO LOSS OR DAMAGE ARISING OUT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 5 (CONFIDENTIAL INFORMATION) OF THIS AGREEMENT.

(c)

THE LIMITATIONS ON LIABILITY IN SECTIONS 6.11(A) AND 6.11(B) SHALL NOT APPLY TO LOSS OR DAMAGE RESULTING FROM OR ARISING OUT OF (1) A PARTY’S GROSS NEGLIGENCE OR WILFUL MISCONDUCT OR (2) THIRD PARTY CLAIMS COVERED BY A PARTY’S INDEMNIFICATION OBLIGATIONS IN ARTICLES 6.3, 6.5 OR 6.6, AS APPLICABLE, WHICH SHALL BE INDEMNIFIED IN ACCORDANCE WITH SUCH ARTICLES.

6.12

Privity. NEITHER PARTY SHALL BE LIABLE TO ANY THIRD PARTY AS A RESULT OF THIS AGREEMENT. Suncor shall ensure that its Affiliates comply with the terms of this Agreement as if the obligations of Suncor under this Agreement are obligations of its Affiliates, and the actions or omissions of its Affiliates are the actions or omissions of Suncor. Suncor shall be responsible to LanzaTech for any breach of the terms of this Agreement by any of its Affiliates as if they were breaches by Suncor. This Article 6.12 shall not be construed to (i) limit the rights of Suncor’s Affiliates to exercise the Commercial License hereunder or (ii) prejudice Suncor’s ability to recover losses, damages or other liabilities suffered by its Affiliates as a result of such Affiliates’ exercise of the Commercial License hereunder pursuant to the terms of this Agreement, which losses, damages and other liabilities may be attributed to Suncor in any claim against LanzaTech therefor to the extent such losses, damages or other liabilities are not already asserted by Suncor in any such claim.

6.13	Nothing in this Agreement excludes or limits the liability of a Party for fraud or fraudulent misrepresentation or any other liability which cannot lawfully be excluded or limited.

Article 7

Force Majeure

Neither Party shall be liable for any loss, damage, delay or failure of performance resulting directly or indirectly from an Event of Force Majeure provided that the affected Party shall take all reasonable steps to mitigate the effect of such Event of Force Majeure. Notwithstanding the foregoing, an Event of Force Majeure shall not suspend or relieve a Party of any of its obligations of payment to the other Party.

Article 8

Termination

8.1

If no Commencement Date has occurred prior to two (2) years after the Expiration Date, then this Agreement shall terminate on that date. Notwithstanding the foregoing, if the Commencement Date for any Licensed Facility was initially expected by the Parties to occur prior to the date two (2) years after the Expiration Date, then, upon notice from Suncor, the termination of this Agreement with respect to such Licensed Facility will be extended as reasonably necessary to account for any delays to the Commencement Date attributable to LanzaTech or to circumstances outside the reasonable control of the Suncor or its Sublicensee, which new reasonable termination date will be set out in the notice from Suncor to LanzaTech (which will be subject to LanzaTech’s agreement, not to be unreasonably withheld).

8.2	Either Party shall have the right to terminate this Agreement forthwith at any time by notice in writing to the other upon the happening of any of the following events:
(a)

if the other Party commits a material breach of any of the terms of this Agreement and does not within [***] of receipt of notice of the breach (if the same be capable of remedy) repair such breach; or

(b)

if the other Party should go into liquidation or should do or suffer any similar act or thing under any applicable law, such as the making of a general assignment for the benefit of creditors by such Party, the entering into of any arrangement or composition with creditors (other than for the purposes of a solvent reconstruction or amalgamation), or the institution by such Party of proceedings seeking to adjudicate such Party as bankrupt or insolvent, or seeking protection or relief from creditors, or seeking liquidation, winding up, or rearrangement, reorganization or adjustment of such Party or its debts (other than for purposes of a solvent reconstruction or amalgamation), or seeking the entry of an order for the appointment of a receiver, trustee or other similar official for such Party or for all or a substantial part of such Party’s assets.

8.3	If Suncor fails to pay any undisputed amount when due hereunder with respect to any Licensed Facility and such failure continues for [***] after Suncor’s receipt of written notice of nonpayment, LanzaTech shall have the right to terminate the Commercial License with respect to such Licensed Facility by notice in writing to Suncor.

8.4	On ninety (90) days written notice to LanzaTech, Suncor may terminate this agreement for convenience.
8.5

If this Agreement expires or is terminated for any reason, (i) all liabilities and payment obligations accrued prior to the effective date of the termination will survive; and (ii) Suncor will immediately return to LanzaTech all LanzaTech materials in its possession, including without limitation Confidential Information and embodiments of Licensed Subject Matter and LanzaTech will immediately return to Suncor all Suncor materials in its possession including without limitation Confidential Information. and (iv) Article 3.2(f)-(g)Article 5 (Confidential Information), Article 10 (Governing Law), Article 11 (Dispute Resolution), Article 12 (Miscellaneous), this Article 8.5 shall survive any expiration or termination of this Agreement. In the year of such termination, the Parties shall prepare a final certification in accordance with Article 3.1(f). If this Agreement is terminated, in whole or in part, in connection with a material breach of the Agreement by Suncor or its Affiliates, then the Commercial License and all other licenses under this Agreement of the Licensed Subject Matter will cease immediately and such licenses shall revert to LanzaTech except to the extent Suncor guarantees the continued payment of all royalties due to LanzaTech from all Licensed Facilities for the life of such facilities.

Article 9

Other Commercial Terms

9.1

Right of First Refusal. When a project investment and/or Product offtake opportunity is to be offered to or by LanzaTech from or to a third party in respect of a LanzaTech project in Canada and/or the State of Colorado using Licensed Subject Matter between the Effective Date and the Expiration Date (‘Support Project”), LanzaTech grants to Suncor and its Affiliates the right of first refusal to invest in or receive offtake from such Support Project on terms no less favourable than those to be offered to or by such third party and LanzaTech shall promptly notify Suncor in writing of the terms of any such offer (the ‘Notice”). Suncor shall have [***] from the receipt of such Notice to agree to invest in or receive offtake from such Support Project on the terms set out in such Notice. Where Suncor does not agree to invest in or receive offtake from such Support Project on such terms or does not respond to the notice within [***] of receipt, then LanzaTech may enter into an agreement with the applicable third party investor or offtake purchaser on terms that are either identical in all material respects to the terms in the Notice or less favourable to the third party investor or offtake purchaser than those offered to Suncor in the Notice, provided this right will be subject to rights granted by LanzaTech to third parties that are in existence prior to the Effective Date.

9.2

Visitors. Suncor shall, and shall procure from Sublicensees, upon reasonable notice by LanzaTech, permit authorized representatives of LanzaTech and its actual and potential customers and investors to visit any Licensed Facility at mutually convenient times (each being a ‘Visitor”). Such access will be subject to Suncor’s and/or its Sublicensees safety, security and confidentiality requirements. Accordingly, each Visitor may be required, by

Suncor or its Sublicensee, to sign a visitor acknowledgment form or such other reasonable documentation prior to accessing the premises of the Licensed Facility.

Article 10

Governing law

This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law that would impose the law of another jurisdiction, and the Parties agree for any dispute arising in connection with this Agreement, subject to Article 11, to accept and submit to the exclusive jurisdiction of the courts of the State of New York.

Article 11

Dispute resolution

11.1

The Parties shall in good faith attempt to resolve any claim, dispute or difference between them arising out of or in connection with this Agreement or the implementation of any of the provisions of this Agreement.

11.2

In the event of a dispute arising between the Parties under or in connection with the Agreement, the Parties may agree to submit the dispute to arbitration, or either Party may, within the limitation periods prescribed by law, commence litigation with respect to the dispute.

11.3

Should the Parties agree to resolve the dispute by arbitration, then the dispute shall be submitted for arbitration before a single arbitrator with the costs associated with the arbitrator and other costs of arbitration shared equally between the Parties and each Party bearing their own costs of the arbitration and shall be conducted at a venue mutually agreed between the Parties.

Article 12

Miscellaneous

12.1	Notices
(a)

Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by hand or by certified or registered post to a Party at the address set out below for such Party or such other address as one Party may from time to time designate by written notice to the other.

(b)

Any such notice or other document shall be deemed to have been received by the addressee [***] following the date of dispatch if the notice or other document is sent by certified or registered post, or upon confirmation of delivery or transmission if sent by hand.

If to Suncor:

Address:	P.O. Box 2844, 150 6th Avenue SW, Calgary, Alberta T2P 3E3
Attn:

If to LanzaTech:

Address:	8045 Lamon Ave, Suite 400 Skokie, Il 60077 USA
Attn:	Legal Department

12.2

Each Party shall not identify the other Party or any of their Affiliates in any promotional advertising or other promotional materials or any other materials to be disseminated to the public or any portion thereof or to use the name of any such Party’s representative or employee or any trademark, service mark, trade name, or symbol of such Party (“Names”), without the first Party’s prior written consent. This restriction shall not apply to any information, including Names, required by law or any stock listing organization to be disclosed or which it is necessary or advisable to disclose in connection with obtaining financing and investment, provided in such instances such Names shall be used solely in a nominative manner.

12.3

Suncor shall provide all required information and assistance and execute all necessary documents regarding any petition(s) filed by LanzaTech with the relevant government authorities for any Tax exemption/reduction on payments made to LanzaTech under this Agreement. The Parties shall reasonably cooperate in minimizing their liabilities for Taxes in connection with this Agreement.

12.4	Assignment
(a)	Assignment of rights
(i)

Except as otherwise set out in this Agreement, each Party may only transfer or assign any or all of its rights under this Agreement to any third party subject to the written consent of the other Party. The rights and obligations of this Agreement shall bind and benefit any successors or assigns of the Parties.

(ii)	Either Party may transfer or assign any or all of its rights under this Agreement to an Affiliate of such Party without the consent of the other Party.
(iii)

Subject to LanzaTech’s prior written consent, which will not be unreasonably withheld, Suncor may either (A) sublicense the Commercial License rights granted hereunder that are applicable to a Licensed Facility pursuant to the terms of Article 3.4, or (B) assign or transfer its rights and obligations under this Agreement applicable to a Licensed Facility on a Licensed Facility by Licensed Facility basis, in each case, to the purchaser of all or substantially all of the assets of the Suncor Affiliate operating such Licensed Facility.

(b)

In the case of an assignment or transfer pursuant to Article 12.4 (a), each Party shall waive any and all claims against the other Party and/or the other Parties’ Affiliate as applicable in connection with the applicable Licensed Facility or Licensed Facilities, where such claims arise on or after the date of such assignment or transfer. Without limitation of any of its other rights, LanzaTech may consider the effect of this Section 12.4(b) in determining whether to grant its consent under Article 12.4(a)(i) or 12.4(a)(iii).

(c)	Novation of obligations

Except as set out in Article 12.4, no Party shall transfer any or all of its obligations under this Agreement to any third party without the prior written consent of the other Party. Any authorized transfer of obligations hereunder shall be effected through a novation agreement between Suncor, LanzaTech and the third party in order to attest the transfer of obligations from the original obligor to the new obligor.

12.5	Sale of Business; Bankruptcy

If LanzaTech ceases to operate its business (in whole or in part) or that portion of the business that is primarily related to Suncor’s rights hereunder or otherwise transfers, sells or assigns such business, or part thereof, to any third party, LanzaTech will, as promptly as possible under the circumstances, notify Suncor of such discontinuation or such transfer, sale or assignment and shall take all further acts reasonably necessary to enable Suncor to maintain its rights under this Agreement.

All licenses granted hereunder are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses to rights in 3intellectual property.´ The parties agree that, in the event of commencement of bankruptcy proceedings by or against either Party, the other Party will be entitled, at its option, to retain all of its rights under this Agreement pursuant to Section 365(n) of the United States Bankruptcy Code.

12.6	Waiver

Except as specifically provided for herein, the waiver by a Party of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same or of any other rights or remedies of such Party as provided for in this Agreement.

12.7	Severability

If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The Parties shall meet to discuss the void and unenforceable provisions and shall substitute therefor a lawful and enforceable provision which so far as possible results in the same objectives and economic effects.

12.8	Entire Agreement

This Agreement sets forth the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter of this Agreement, including that certain Joint Development Agreement dated March 19, 2015 which is hereby superseded in its entirety by this Agreement.

12.9	Amendment

This Agreement may not be amended, varied, supplemented or otherwise modified except as expressly stated in this Agreement or by an instrument in writing signed by an authorized representative of each Party.

12.10	No joint venture or partnership

It is not the intention of the Parties to create nor shall this Agreement be deemed or construed to create a partnership, joint venture, association, trust or fiduciary relationship or to authorize the other Party to act as an agent, servant or employee for any other Party.

12.11	Costs

[***] costs and expenses incurred in connection with the preparation and execution of this Agreement.

12.12	Execution of Agreement

This Agreement may be executed in counterparts that together shall be deemed to constitute one valid and binding Agreement and delivery of counterparts may be effected by means of facsimile transmission or PDF with the same effect as if original copies had been delivered.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first written above.

Signed for and on behalf of

Suncor Energy Inc.

/s/ Bradley Wamboldt

Bradley Wamboldt
Name

GM, Enterprise Technology
Title

October 6, 2020
Date

Signed for and on behalf of

LanzaTech, Inc.

/s/ Jennifer Holmgren

Jennifer Holmgren
Name

Chief Executive Officer
Title

October 5, 2020
Date